UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 19, 2006

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1612 Cape Coral Parkway, Suite A, Cape Coral, Florida

(Address of principal executive offices)

33904

(Zip Code)

Registrant’s telephone number, including area code:(239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): ☐

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review

On May 15, 2006, Whitney Information Network, Inc. (“we” or “our”) announced that we would restate financial results.  The financial restatements reflect:

•      a modification associated with a change in revenue recognition policy and restatement of revenue from expired contracts in the United States from 2003 through 2005, and the United Kingdom recorded in 2005 that relate to 2004;

•      reclassifications in prior period line item expense categories and the timing of accruals necessary for comparability to the current period’s presentation; and

•      a revision to the revenue recognition policy with respect to the Company’s teleconferencing product and service offering.

Background

In connection with the review of our Registration Statement on Form S-1, we had discussions with Staff members of the Securities and Exchange Commission (“SEC”) regarding the May 2005 change in policy with respect to revenue recognition in the United Kingdom.  We elected to amend our policy in the United Kingdom with respect to the acceptance of students allowed to take courses subsequent to the expiration of the contract we had with the student.

The original policy was established at the inception of our European operations and was initially driven by customer service and capacity considerations.  As the United Kingdom operations matured, we sought to establish conformity with its North American operations; therefore, the policy changed in May 2005 to recognize revenue upon the student contract’s expiry.  In the second quarter of 2005, we changed its policy and recorded $1.3 million in revenue in connection with expired contracts.

The Company intends to reinstate the May 2005 policy associated with delivering education content to those students who will attend classes after the expiration of the contract.  We will also restate revenue from expired contracts in the United Kingdom recorded in 2005 that relate to 2004.  These restatements will have no cumulative effect on our consolidated statement of cash flows.

The SEC further inquired about the revenue recognition policy in United States and Canada with respect to expired contracts. We will modify our policy associated with delivering education content to those students who will attend classes after the expiration of the contract to be consistent worldwide. These restatements will have no cumulative effect on our consolidated statement of cash flows.

We reviewed the classification of expenses by both period and line item, and will restate prior periods necessary for comparability with the current period’s presentation.  These changes and reclassifications will have no cumulative effect on reported earnings or cash flows.

Upon review of our revenue recognition policies for all service and product offerings, we concluded the previous revenue recognition policy with respect to our teleconferencing offering needed to comply with Financial Accounting Standard Board’s Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables.  This restatement has no effect on our consolidated cash flows from operations.

The Audit Committee of the Board of Directors has discussed the matters with our auditors, Ehrhardt, Keefe, Steiner & Hottman PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC. (Registrant)

Date May 19, 2006
	By:	/s/ ALFRED R. NOVAS
Alfred R. Novas, Chief Financial Officer